Exhibit 99.2

Chase Bank USA, N.A.

Monthly Certificateholder’s Statement

Chase Credit Card Master Trust

Series 2003-4

Section 5.2 - Supplement				Distribution Date:	03/15/2010
				Period Type:	Revolving

(i)	Monthly Principal Distributed		0.00		0.00

(ii)	Monthly Interest Distributed
	Class A Note Interest Requirement		214,960.25
	Class B Note Interest Requirement		33,518.98
	Net Class C Note Interest Requirement		70,249.31		318,728.54

(iii)	Collections of Principal Receivables				113,476,418.54

(iv)	Collections of Finance Charge Receivables				10,309,282.06

(v)	Aggregate Amount of Principal Receivables				4,095,998,053.83
	Investor Interest				725,000,000.00
	Adjusted Interest				725,000,000.00
	Floating Investor Percentage				17.70%
	Fixed Investor Percentage				17.70%

(vi)	Receivables Delinquent (As % of Total Receivables)
	Current to 29 days				95.13%
	30 to 59 days				1.13%
	60 to 89 days				0.96%
	90 or more days				2.78%

	Total Receivables				100.00%

(vii)	Investor Default Amount				6,453,063.44

(viii)	Investor Charge-Offs				0.00

(ix)	Reimbursed Investor Charge-Offs				0.00

(x)	Net Investor Servicing Fee				302,083.33

(xi)	Portfolio Yield (Net of Defaulted Receivables) (1)				7.86%

(xii)	Reallocated Principal Collections				0.00

(xiii)	Accumulation Shortfall				0.00

(xiv)	Principal Funding Investment Proceeds				0.00

(xv)	Principal Funding Investment Shortfall				0.00

(xvi)	Available Investor Finance Charge Collections				9,705,115.39

(xvii)	Note Rate	Class A	0.47063%
		Class B	0.88063%
		Class C	1.48063%

(xviii)	Spread Account				18,125,000.00

By:	/s/ Patricia M. Garvey
Name:	Patricia M. Garvey
Title:	Vice President

(1)	Yield for the February 2010 Monthly Period reflects an increase in finance charge collections due to a change in the allocation of payments as a result of the implementation of the Credit CARD Act of 2009.